UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

Bare Escentuals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2009, Bare Escentuals, Inc. (the “Company”) announced that Ellen L. Brothers was appointed to the board of directors of the Company and the board’s nominating and corporate governance committee effective February 9, 2009. Ms. Brothers was appointed as a Class II director, with an initial term expiring at the 2011 annual meeting of stockholders. This appointment by the board of directors was based on the recommendation of its nominating and corporate governance committee. The board of directors increased the size of the board from seven to eight and the board appointed Ms. Brothers to fill the vacancy created by the increase. Ms. Brothers has been determined by the board of directors to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

The Company established an annual cash compensation arrangement with Ms. Brothers under which she will receive an annual $30,000 retainer for serving as a director. In addition, she will receive $2,500 for attendance at each regular board meeting, $1,000 for attendance at each other board meeting (including telephonic meetings) and $1,000 for attendance at each board committee meeting. Pursuant to the Company’s equity incentive award program for independent directors, the Company granted to Ms. Brothers an initial equity award of non-qualified stock options having an aggregate value of $250,000 on the date of grant, all of which will vest upon the three-year anniversary of the date of the grant provided that Ms. Brothers continues to serve through such anniversary, and, during her service on the Company’s board of directors, the Company will grant to Ms. Brothers an annual equity incentive award at the time of the Company’s annual meeting of stockholders, which will either be in the form of restricted stock, restricted stock units or non-qualified stock options, at Ms. Brothers’s option, will have a value of $60,000 at the time of grant and will vest on the one-year anniversary of the date of grant.

Ms. Brothers is not related to any director or executive officer of the Company nor does she have relationships or transactions with the Company outside of the agreed-upon cash compensation and equity awards described in this report.

The Company issued a press release on February 11, 2009 announcing Ms. Brothers’s appointment to the board of directors, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

By:	/s/ Myles B. McCormick
Name:	Myles B. McCormick
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: February 11, 2009

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